UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Office Depot, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Master Messages:

Office Depot and Staples have reached an agreement to merge, creating a combined company better positioned to serve the changing needs of customers and compete against a large and diverse set of competitors.

•	The cash and stock offer for Office Depot values the company at $6.3 billion.

•	The combined entity will maintain the Staples name and will be headquartered in Framingham, Massachusetts.

•	Staples has indicated that it intends to evaluate opportunities to maintain a presence in Boca Raton following the close of the merger. Decisions on other operational functions will not be made until after the deal closes.

•	The transaction is subject to customary closing conditions, including antitrust regulatory approval, and Office Depot shareholder approval, and is expected to close by the end of calendar year 2015.

This transaction creates a $39 billion distributor of products and services for business of all sizes.

•	The combined entity will have greater operating efficiencies and enhanced scale, allowing it to better adapt – and capitalize – on the changing industry dynamics.

•	For more than a decade, new technologies, changing customer needs and the rise of online and global competitors have resulted in a diverse, shifting and challenging marketplace that has continuously impacted the sales of both companies.

•	The combined company will be better able to offer our customers a multichannel sales platform and an enhanced distribution network to deliver a seamless, omni-channel experience.

•	With increased financial and human resources, as well as expanded customer insights, the combined company will be better positioned to quickly identify and capitalize on emerging trends, invest in innovative solutions and rapidly bring new products and services to market.

•	The industry dynamics that led to the merger between Office Depot and OfficeMax have intensified over the last 18 months. Even with our recent success, the opportunity to compete as a combined company is highly compelling.

This deal with Staples marks a transformative step for our organization. It delivers great value for our shareholders and creates a strong combined company ideally positioned to achieve growth over the long-term.

•	This transaction will create an organization well-positioned to invest in new ideas, pursue new growth channels and compete against a wide array of evolving competitors, helping generate new opportunities for associates.

•	Staples recognizes the tremendous talent within our organization, the unique skillsets that have unlocked the value of the combination of Office Depot and OfficeMax merger and appreciates that our associates could have an important role to play in the combined entity.

We are proud of our outstanding achievements and need to continue this momentum as we operate our business independently until the merger closes.

•	This transaction is about better positioning ourselves for the long-term future of the industry. But, until the transaction closes, we will maintain momentum and focus on our standalone future.

•	We all need to remain focused, competitive and dedicated to delivering the best possible results for Office Depot and for our customers.

•	Office Depot will continue to have our 2015 Critical Priorities with plans in place to achieve them and related incentive compensation to reward meeting those objectives.

•	Customer service will continue to be central to our ongoing business and the success of this transaction.

•	Office Depot has and will continue to make great strides in improving its ability to deliver for customers and offer a differentiated, high-quality experience. These principles will be central to the combined entity.

•	Until the transaction closes, we will remain competitors and focused on our customers as we continue to operate our businesses independently. We do not plan to begin integration planning with Staples until the close of the transaction.

The cash-and-stock transaction offers compelling value to shareholders of Office Depot.

•	The total consideration value to Office Depot shareholders represents approximately $11 per share based on Staples’ closing price on February 2, 2015, which represents a premium of 44% over the closing price of Office Depot shares, and a premium of 65% over the 90-day average closing price of Office Depot shares.

•	Under the terms of the agreement, each Office Depot share will be exchanged for $7.25 per share in cash plus 0.2188 shares of Staples. Office Depot shareholders will own approximately 16 percent of Staples’ common stock following the close of the transaction.

•	The transaction will deliver immediate value to Office Depot shareholders, while enabling them to participate in the significant growth prospects of the combined company.

•	The combined company is positioned to deliver long-term operating improvement, with greater potential for earnings expansion and improved cash flow generation.

•	The transaction is expected to generate at least $1 billion of annualized synergies by the third fiscal year post-closing by leveraging both operating and G&A efficiencies.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, risks related to Office Depot’s proposed merger with Staples, including satisfaction of the conditions of the proposed merger on the proposed timeframe or at all, contractual restrictions on the conduct of Office Depot’s business included in the merger agreement and the potential for loss of key personnel, disruption in key business activities or any impact on Office Depot’s relationships with third parties as a result of the announcement of the proposed merger; adverse regulatory decisions; unanticipated changes in the markets for Office Depot’s business segments; the inability to realize expected benefits from Office Depot’s European restructuring plan; unanticipated downturns in business relationships with customers; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Office Depot does not assume any obligation to update or revise any forward-looking statements

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Office Depot and Staples. In connection with the proposed transaction, Staples will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include the proxy statement of Office Depot that also constitutes a prospectus of Staples. The definitive proxy statement/prospectus will be mailed to stockholders of Office Depot. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OFFICE DEPOT, STAPLES, THE PROPOSED TRANSACTION

AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Office Depot and Staples through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive proxy statement/prospectus and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496 or by calling 561-438-7878.

Office Depot and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Office Depot’s stockholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Office Depot’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Office Depot is set forth in Office Depot’s Annual Report on Form 10-K for the year ended December 28, 2013 and its Proxy Statement on Schedule 14A, dated March 24, 2014, which are filed with the SEC. Additional information regarding the interests of Office Depot’s directors and executive officers in the proposed transaction, which may be different than those of Office Depot’s stockholders generally, will be contained in the proxy statement/prospectus that will be filed with the SEC.